UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

DynCorp International LLC

(Exact name of registrant as specified in its charter)

Delaware	333–127343	52–2287126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (571) 722–0210

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2010, DynCorp International LLC (“DI”), the wholly-owned operating subsidiary of DynCorp International Inc., entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of February 11, 2005, as supplemented (the “Indenture”), by and among DI, DIV Capital Corporation, the guarantors party thereto and The Bank of New York Mellon, as trustee, pursuant to which DI and DIV Capital Corporation’s 9.5% Senior Subordinated Notes due 2013 (CUSIP No. 23326BAB0) (the “Notes”) were issued.

The Supplemental Indenture was entered into in connection with DI’s cash tender offer and consent solicitation with respect to the Notes, which was commenced on June 7, 2010 (the “Tender Offer and Consent Solicitation”). The Supplemental Indenture amends the Indenture to eliminate or waive substantially all of the restrictive covenants contained in the Indenture and the Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions contained in the Indenture and the Notes, including the obligation to repurchase the Notes upon a Change of Control (as defined in the Indenture). The amendments will not, however, become operative until immediately prior to the acceptance for purchase of the Notes pursuant to the Tender Offer and Consent Solicitation.

A copy of the Supplemental Indenture attached hereto as Exhibit 4.1 is incorporated herein by reference.

Item 8.01 Other Events.

On June 21, 2010, DI issued a press release announcing that it had received, as of 5:00 p.m. New York City time, on June 18, 2010, tenders and consents from holders of $374,112,000 principal amount, or approximately 99.4%, of the Notes in connection with the Tender Offer and Consent Solicitation.

The press release attached hereto as Exhibits 99.1 is incorporated by reference herein.

The information contained in this report is neither an offer to purchase any notes, nor a solicitation of tenders with respect to any security. The tender offer and consent solicitation are being made pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 7, 2010, and the related Consent and Letter of Transmittal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Supplemental Indenture, dated as of June 22, 2010, to the Indenture dated as of February 11, 2005, as supplemented among DynCorp International LLC, DIV Capital Corporation, the Guarantors and The Bank of New York, as trustee under the Indenture.
Exhibit 99.1	Press Release, dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International LLC

Date: June 22, 2010	/s/ Michael J. Thorne
	Name:	Michael J. Thorne
	Title:	Senior Vice President and Chief Financial Officer